Exhibit 10 (k)

GREIF, INC.

AMENDMENT NO. 1

TO THE

2001 MANAGEMENT EQUITY INCENTIVE AND COMPENSATION PLAN

The 2001 Management Equity Incentive and Compensation Plan (the “Plan”) is hereby amended pursuant to the following provisions:

1. Definitions: For the purposes of the Plan and this amendment, all capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given such terms in the Plan.

2. Amendment: Section 25 of the Plan is hereby amended in its entirety to read as follows:

“Section 25. Term of Plan.

No Award shall be granted pursuant to the Plan on or after the fifteenth anniversary of the Effective Date, but Awards granted prior to such fifteenth anniversary may extend beyond that date.”

3. Effective Date; Construction: The effective date of this amendment is February 28, 2011 and this amendment shall be deemed to be part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Plan shall continue in full force and effect without change.